UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2013

LONE STAR GOLD, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	333-15961	45-2578051
(State or other jurisdiction (State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (I.R.S. Employer Identification No.)

700 Louisiana Street
Suite 3950
Houston, TX 77002
 (Address of Principal Executive Offices and Zip Code)

(832) 390-2648
(Registrant's Telephone Number, Including Area Code)

6565 Americas Parkway NE, Suite 200
Albuquerque, New Mexico  87110
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 17, 2013, Lone Star Gold, Inc. (the “Company” or “Lone Star”) entered into an agreement (the “Agreement”) with Mark G. Townsend (“Townsend”) to acquire the operations of Channeland Entertainment Group, Inc., a Texas corporation, all cash and marketable securities equal in amount to the book value of certain assumed liabilities, licenses, accounts receivable, prepaid expenses, inventory, equipment including all phone systems, fixtures and furniture, customer and supplier lists, phone numbers, trademarks, trade names, corporate names, service marks, trade secrets, proprietary data, and other intellectual property rights as defined in the agreement, leases and contracts set forth as assumed liabilities in the Agreement, and books and records in exchange for a promissory note in the amount of $350,000, bearing interest at 4% and due in sixty (60) consecutive equal monthly installments of principal and interest commencing not less than three (3) years from the date of issuance and ending sixty (60) months thereafter.

ITEM 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2013, Mark G. Townsend was appointed the Chairman of the Board of Directors and Chief Executive Officer (“CEO”) of Lone Star.  Mr. Townsend formed Channeland as an unincorporated entity in January 1994 and incorporated it in June 2013, serving as its owner since its inception to the present.  Channeland and Mr. Townsend have garnered multiple platinum, gold, and Grammy Award winning project credits, working with artists and companies such as Shania Twain, DCTalk, Toby Mac, Sony, Universal, Warner Brothers, and EMI.    Mr. Townsend also founded River Oaks Investment Group (“ROIG”) in May 2006 and has been CEO since that time; ROIG is focused on investments in companies in the Gulf Coast area.  Mr. Townsend and his wife Michelle Townsend, founded the LifeChurch in November 2011, where they serve in a pastoral role for weekend services.  In December 2009, Mr. and Mrs. Townsend also founded Bonnies Home for Children in Asansol, India which is administered by Harvest Now Inc., based in Kingwood, TX.  Mr. Townsend received a BA in Commercial Music Performance from Belmont University in Nashville, TN in May 2001.

On December 19, 2013, Scott A. Hepford was appointment a Director on the Board of Directors as well as Chief Operations Officer (“COO”) of Lone Star. Mr. Hepford is also Senior Director at Lunaria Holdings LLC in Houston, TX, and has been since January 2013; Lunaria Holdings LLC is a consulting company focused on providing management consulting services to the oil & gas industry.  Mr. Hepford was a Director at MCI Partners, LLC, a holding company working in the oil & gas industry around the Bakken Formation in North Dakota, from January 2012 to April 2013.  Prior to that, Mr. Hepford was Chief Operating Officer at River Oaks Investment Group in Houston, TX from October 2010 to November 2012.  Mr. Hepford’s consulting career includes working as Director, Project Management, Ops Strategy & Project Execution at Expedia, Inc. in Bellevue, WA from September 2009 to October 2011, and as Senior Manager at Arryve in Bellevue, WA from June 2008 to September 2009.  Mr. Hepford was employed by Washington Mutual in Houston, TX from May 2004 through July 2007 as AVP / Operations Manager in Consumer Lending and then as VP / Off-Shore Operations / Strategic Initiatives Manage – Small Business.  Prior banking experience included Mr. Hepford working at Wells Fargo Bank in Danvers, MA from November 2001 through May 2004, initially as Office / Business Analyst / Project Manager in Home Equity Lending, then as Officer / Production Operations Manager – Home Mortgage Lending, and finally as Officer / Divisional Project Management Mgr 3 – Home Mortgage Lending.  Mr. Hepford began his professional career at Checks Unlimited / Deluxe Corp. in Colorado Springs, CO from January 1998 through November 2001.  Mr. Hepford has an Associate’s Degree from Universal Technical Institute in Phoenix, AZ.

On December 19, 2013, after the appointment of Mr. Townsend and Mr. Hepford, Mr. Daniel M. Ferris tendered his resignation of his positions as a Director on the Board of Directors, CEO, President, Treasurer, and Corporate Secretary of Lone Star.  The incoming board members, Mr. Townsend and Mr. Hepfrod, accepted his resignation.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 19, 2013, the Company issued to Mr. Townsend 1,000,000 shares of Series E Preferred Stock in consideration of the payment of $1,000 in reorganizational costs of the Company.  The Series E Preferred Stock has the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of the outstanding shares of the Series E Preferred Stock shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Form 8-K.
(b) Pro forma financial information.
Pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Form 8-K.
(d) Exhibits.

No.                     Exhibit

10.1                     Asset Purchase Agreement among the Company and Townsend.

99.1                     Press Release dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lone Star Gold, Inc.

(Registrant)

By: /s/ Mark G. Townsend
Chief Executive Officer
Date: December 23, 2013